Exhibit 99.1

Laboratory Corporation of America® Holdings
430 South Spring Street
Burlington, NC 27215
Telephone:(336) 584-5171

FOR IMMEDIATE RELEASE
Investor Contact: Scott Fleming - 336-436-4879
Media Contact: Pam Sherry - 336-436-4855
Shareholder Direct: (800)LAB-0401
Company Information: www.LabCorp.com

LABCORP TO PRESENT AT THE
UBS GLOBAL HEALTHCARE SERVICES CONFERENCE

Burlington, NC, February 10, 2006 — Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that Bradford T. Smith, Executive Vice President, Corporate Affairs, and William (Brad) Hayes, Executive Vice President and Chief Financial Officer, are scheduled to speak at the UBS Global Healthcare Services Conference in New York, NY. LabCorp’s presentation is planned for Monday, February 13, 2006 at 10:30 a.m. (Eastern Time).

A live audio webcast of the presentation will be available via the Company web site at www.labcorp.com. An archived replay of the audio webcast will be available through March 15, 2006.

About LabCorp

Laboratory Corporation of America® Holdings, an S&P 500 company with a BBB investment-grade credit rating, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $3.1 billion in 2004, approximately 24,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; DIANON Systems, Inc. based in Stratford, CT, US LABS based in Irvine, CA, and Esoterix and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2004 and subsequent SEC filings, and will be available in the Company’s Form 10-K for the year ended December 31, 2005, when filed.